Exhibit (b)

Natixis Funds Trust I

Section 906 Certification

In connection with the report on Form N-CSR for the period ended March 31, 2023 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President and Chief Executive Officer	Treasurer and Principal Financial and
Accounting Officer
Natixis Funds Trust I	Natixis Funds Trust I

/s/ David L. Giunta	/s/ Matthew J. Block
David L. Giunta	Matthew J. Block

Date: May 22, 2023	Date: May 22, 2023

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Natixis Funds Trust I, and will be retained by Natixis Funds Trust I and furnished to the Securities and Exchange Commission or its staff upon request.